Execution Copy




                                 TRUST AGREEMENT

         TRUST AGREEMENT made as of the first day of October, 2001, by and between Credit And Asset Repackaging Vehicle Corporation, as depositor (the "Depositor"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), consisting of this agreement and Schedules I, II and III attached hereto, which Schedules are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated September 5, 2001 (the "Standard Terms"), agreed between the Depositor and the Trustee are, except to the extent otherwise expressly specified herein, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Standard Terms. The words "herein", "hereof", "hereunder", "this Trust Agreement" and other words of similar import refer to this agreement including the Terms Schedule and the Standard Terms so incorporated by reference.

         WHEREAS, the Depositor and the Trustee desire to establish the trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into the Swap Agreement with the Swap Counterparty, and (iii) issuing the Certificates;

         WHEREAS, the Depositor desires that the beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Certificates;

         WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

         WHEREAS, the Depositor desires to transfer to the Trust, without recourse, and the Trust desires to acquire, all of the Depositor's right, title and interest in, to and under the Securities and other property identified in
Schedule II to the Trust Agreement (the "Trust Property"); and

         WHEREAS, the Trust desires to acquire the Trust Property specified herein in consideration for issuing Certificates having an initial Principal Balance (or Notional Amount, as applicable) identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1. The Depositor hereby appoints the Trustee as trustee of the Trust and requests the Trustee to receive (i) the Securities and any related documents,
(ii) the Swap Agreement,

(iii) the Swap Guarantee and (iv) the documents specified in the Swap Agreement (in Part 3 of the Schedule to the ISDA Master Agreement).

2. The Trustee hereby accepts the appointment referred to in Section 1 and declares that it will hold the assets referred to in Section 1 and all other assets comprising the Trust Property in trust, for the exclusive use and benefit of all present and future Certificateholders and for the purposes and subject to the terms and conditions set forth in the Trust Agreement.

3. The Trustee hereby agrees, as agent for and on behalf of the Depositor, to prepare, deliver to the Depositor for signature, and file after receiving such signature, each of the Exchange Act Reports referred to in Section 6.04(a) (other than the current report or reports on Form 8-K to be filed in connection with the execution and delivery of the Trust Agreement, the Swap Agreements, the Swap Guarantee), within such time periods (and, if applicable, in such circumstances) prescribed therefor by the Commission under the Exchange Act. In this connection, the Depositor agrees to furnish the Trustee with such information not otherwise available to the Trustee as may be required to prepare, deliver or file any of the Exchange Act Reports in accordance with the immediately preceding sentence.

4. It is intended that the Trust be classified as a grantor trust for U.S. federal income tax purposes and the Trustee hereby agrees, and each Certificateholder by acquiring one or more Certificates agrees, to take no action or reporting position that is inconsistent with such classification. Furthermore, the Trustee hereby agrees, and each initial Certificateholder by acquiring one or more Certificates agrees, that, as of the Closing Date, the Trustee shall make an election, as agent for and on behalf of such Certificateholder, pursuant to U.S. Treasury Regulations Section 1.1275-6 to integrate the Securities with the Swap Transactions for all U.S. federal income tax purposes.

5. This Trust Agreement and each Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Federal and State courts in the Borough of Manhattan in The City of New York shall have non-exclusive jurisdiction in respect of any Proceeding arising out of or relating to this Trust Agreement or any Certificate.

6. This Trust Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the Depositor and the Trustee has caused this instrument to be executed by its duly authorized officer as of the date first written above.

                                             CREDIT AND ASSET REPACKAGING
                                             VEHICLE CORPORATION, as Depositor


                                             By:     /s/ Arthur M. Rubin
                                                 -------------------------------
                                                 Name:  Arthur M. Rubin
                                                 Title: Treasurer



                                             WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION, as Trustee on
                                             behalf of the Trust identified in
                                             Schedule I hereto, and not in its
                                             individual capacity



                                             By:     /s/ Frank McDonald
                                                 -------------------------------
                                                 Name:  Frank McDonald
                                                 Title: Vice President




       Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   SCHEDULE I

                        (Terms of Trust and Certificates)

Trust:                                 Public Credit and Repackaged
                                       Securities[SM] (PCARS)[SM] Trust Series
                                       2001-1

Date of Trust Agreement:               October 1, 2001

Trustee:                               Wells Fargo Bank Minnesota, National
                                       Association

Notional Amount:                       $28,125,000

Issue Price:                           100%

Par Value;                             $25
Minimum Denomination:

Closing Date:                          October 1, 2001

Business Day:                          Each day on which commercial banks are
                                       open for business in The City of New York

Interest Rate:                         7.15% per annum; provided that, if a Swap
                                       Default with respect to which the Swap
                                       Counterparty is the sole Defaulting Party
                                       (as defined in the Swap Agreement) has
                                       occurred and is continuing, the aggregate amount of interest received by the Trust on any Security Payment Date shall be distributed to the Certificateholders, pro rata based upon their respective shares of the Principal Balance (the resulting Interest Rate being referred to herein as the "Default Interest Rate").

                                       If any payment of interest payable
                                       hereunder is deferred, interest will
                                       accrue on such deferred payment at a rate of 7.15% per annum, compounded monthly; provided that, if a Swap Default with respect to which the Swap Counterparty is the sole Defaulting Party (as defined in the Swap Agreement) has occurred and is continuing, interest will accrue on such deferred payment at the Default Interest Rate, compounded semi-annually.

                                       Payments of interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. No adjustment will be made with respect to interest payable on the Certificates for Distribution Dates that occur on a date other than the scheduled date therefor.

Calculation Agent:                     Swap Calculation Agent

Rating:                                "A2" by Moody's and "A-" by S&P

Rating Agencies:                       Moody's and S&P

Method of Distribution:                Firm commitment underwriting

Distribution Dates:                    The first day of each month, commencing
                                       on November 1, 2001, subject to deferral if and for as long as interest payments on the Securities are deferred in accordance with the terms thereof;
                                       provided that if a Swap Default with
                                       respect to which the Swap Counterparty is the sole Defaulting Party (as defined in the Swap Agreement) has occurred and is continuing, the Distribution Dates shall be identical to the Security Payment
                                       Dates (as specified in Schedule II).

                                       If any payment with respect to the
                                       Securities is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution on the Certificates will not occur until the next Business Day that the Trust is in receipt of such payment by 12 noon (New York City time), with no adjustment to the amount distributed.

Record Dates:                          With respect to any Distribution Date,
                                       the 15th day of the month immediately
                                       preceding such Distribution Date,
                                       regardless of whether such day is a
                                       Business Day and notwithstanding any
                                       adjustment to the related Distribution
                                       Date due to such Distribution Date
                                       falling on a day other than a Business
                                       Day.

Scheduled Final Distribution Date:     December 1, 2045

Form of Certificate:                   Global, Registered

Alternative ERISA Restrictions:        Do Not Apply

Deemed Representations:                Apply

Trigger Amount:                        $25,000

Maximum Reimbursable Amount:           $150,000

Exchangeable Series Terms:             Not applicable

Depositor Optional Exchange:           Not applicable

Retained Interest:                     Not applicable

Callable Series:                       No (but see "Redemption of Certificates"
                                       below)

Redemption of Certificates:            If there is a partial redemption of
                                       Securities, a pro rata share of the
                                       Principal Balance corresponding to the
                                       pro rata share of the Securities being
                                       redeemed shall be redeemed in accordance with the following provisions; provided that, if such pro rata share of the Principal Balance would otherwise be a number that is not evenly divisible by $25, such pro rata share shall be rounded down to the next number that is evenly divisible by $25. Promptly after receiving notice of such partial redemption of Securities, the Trustee shall randomly select Certificates to be redeemed in full from the proceeds of such partial redemption of Securities and notify the holders of such Certificates of such selection. Such Certificates shall become redeemable without any further action on the part of the Trustee or the Certificateholders upon receipt by the Trustee of the proceeds from the related partial redemption of the
                                       Securities. Such proceeds shall be
                                       distributed to the holders of the
                                       Certificates so selected, pro rata based upon their respective shares of the aggregate principal amount of
                                       Certificates being redeemed, promptly
                                       upon such redemption, after payment of
                                       any amounts owing to the Swap
                                       Counterparty under the Monthly Payment
                                       Swap Agreement or the Par Value Swap
                                       Agreement (as defined in Schedule III).

Issuance of Additional Certificates:   Not applicable

Listing: The Depositor has applied to list the Certificates on the New York Stock Exchange.

Other Provisions:                      The Trust Wind-Up Event specified in
                                       clause (e) of Section 9.01 of the
                                       Standard Terms shall not apply.

                                   SCHEDULE II

                            (Terms of Trust Property)

Concentrated Securities:               Allstate Financing II 7.83% Capital
                                       Securities, representing beneficial
                                       interests in Allstate Financing II, a
                                       statutory business trust formed under the laws of the State of Delaware for the purpose of, among other things, investing in 7.83% Junior Subordinated Deferrable
                                       Interest Debentures, Series B (the
                                       "Junior Subordinated Debentures") issued by the Security Guarantor

Other Securities:                      None

Security Issuer:                       Allstate Financing II

Security Guarantor:                    The Security Issuer's obligations under
                                       the Securities are fully and
                                       unconditionally guaranteed, on a
                                       subordinated basis, by The Allstate
                                       Corporation.

Principal Amount:                      $26,000,000

Security Rate:                         7.83%

Current Credit Ratings:                "A2" by Moody's and "A-" by S&P

Listing:                               None

Security Issuance Agreement:           Amended and Restated Declaration of
                                       Trust, dated as of November 27, 1996,
                                       among the Security Guarantor, as
                                       Depositor, State Street Bank and Trust
                                       Company, as Property Trustee, Delaware
                                       Trust Capital Management, Inc., as
                                       Delaware trustee, and the Regular
                                       Trustees named therein.

Form of Security:                      One or more registered global
                                       certificates

Currency of Denomination:              U.S. Dollars

Acquisition Price by Trust:            Certificates having an initial Principal
                                       Balance of $28,125,000.

Security Payment Dates:                Each June 1 and December 1

                                       In the event of any election by the
                                       Security Guarantor to defer payment of
                                       interest on the Junior Subordinated
                                       Debentures, the Security Issuer will
                                       defer payment of interest on the
                                       Securities for a period not exceeding 10 consecutive semi-annual periods, with respect to each deferral period, except that no such deferral period may extend beyond the Maturity Date (as defined below).

Original Issue Date:                   On or about November 27, 1996

Maturity Date:                         December 1, 2045

Sinking Fund Terms:                    Not applicable

Redemption Terms:                      On December 1, 2045, the stated maturity
                                       date of the Junior Subordinated
                                       Debentures. In addition: (i) at any time in whole but not in part, contemporaneously with the prepayment of the Junior Subordinated Debentures, upon the occurrence of certain events specified in the Security Issuance
                                       Agreement; and (ii) in whole at any time or in part from time to time on or after December 1, 2006 subject to payment of the applicable redemption price by the Security Guarantor.

CUSIP No./ISIN No.:                    CUSIP No. 020014AA4/ISIN No. US020014AA42

Security Trustee:                      State Street Bank and Trust Company, as
                                       Property Trustee, Delaware Trust Capital
                                       Management, Inc., as Delaware Trustee,
                                       and the Regular Trustees named in the
                                       Security Issuance Agreement.

Available Information Regarding the    The Security Guarantor is subject to the
Security Issuer:                       informational requirements of the
                                       Exchange Act, and in accordance therewith files, reports and other information with the Securities and Exchange Commission
                                       (the "Commission"). Such reports and
                                       other information can be inspected and
                                       copied at the public reference facilities maintained by the Commission at 450 Fifth
                                       Street, N.W., Washington, D.C. 20549 and at the Regional Office of the Commission, at Northwest Atrium Center, 500 West
                                       Madison Street, Chicago,

                                       Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Security Issuer is exempt from the informational requirements of the Exchange Act.

Cut-Off Date:                          Not applicable

Credit Support:                        None

Credit Support Default:                Not applicable

Other Trust Property:                  None

                                  SCHEDULE III

                                (Swap Agreements)

Swap Agreements:                       A confirmation in the form of Exhibit A
                                       hereto, evidencing an obligation of the
                                       Swap Counterparty to pay a certain amount to the Trust in the case of a Trust
                                       Wind-Up Event or a redemption of the
                                       Securities (the "Par Value Swap
                                       Agreement") and a confirmation in the
                                       form of Exhibit B hereto, evidencing an
                                       interest rate swap the effect of which is to convert the semi-annual interest payments on the Securities into monthly interest payments on the Certificates
                                       (the "Monthly Payment Swap Agreement"),
                                       as well as (i) any amendments to, or
                                       restatements of, such agreements and (ii) any additional swap agreements entered into in connection with any additional issuance of Certificates.

Swap Counterparty:                     Goldman Sachs Capital Markets, L.P.

Swap Guarantee:                        The Goldman Sachs Group, Inc. will
                                       guarantee the obligations of the Swap
                                       Counterparty under the Par Value Swap
                                       Agreement and the Monthly Payment Swap
                                       Agreement under a guarantee dated the
                                       date hereof.




                                      III-1

                                                       Exhibit A to Schedule III

                                                                  Execution Copy
GOLDMAN SACHS CAPITAL MARKETS, L.P. | 85 BROAD STREET | NEW YORK, NEW YORK 10004
--------------------------------------------------------------------------------
| TEL: 212-902-1000
-------------------

                                  CONFIRMATION

DATE:        October 1, 2001

TO:          Public Credit and Repackaged Securities[SM] (PCARS)[SM] Trust
             Series 2001-1

FROM:        Goldman Sachs Capital Markets, L.P.

SUBJECT:     Par Value Swap Transaction

REF. NO.:    NUUS109Io0 (860000000)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("Party A"), guaranteed by The Goldman Sachs Group, Inc., and Public Credit and Repackaged Securities[SM] (PCARS)[SM] Trust Series 2001-1 ("Party B" and, together with Party A, the "Parties"). Party B was formed pursuant to a Trust Agreement, dated as of the date hereof (the "Trust Agreement"), between Credit and Repackaging Vehicle Corporation, as depositor, and Wells Fargo Bank Minnesota, National Association, as trustee. This communication constitutes a "Confirmation" as referred to in the Swap Agreement specified below.

1. This Confirmation is subject to, and incorporates, the 2000 ISDA Definitions (the "Definitions"), published by the International Swaps and Derivatives Association, Inc. This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of the date hereof, as amended and supplemented from time to time (the "Swap Agreement") between Party A and Party
B. All provisions contained in, or incorporated by reference into, the Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation, the Definitions or the Swap Agreement, as the case may be, this Confirmation will control for purposes of the Transactions to which this Confirmation relates.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Fixed Amount Payer A:                  Party A

Fixed Amount Payer B:                  Party B

Trade Date:                            September 21, 2001

Effective Date:                        October 1, 2001

Termination Date:                      December 1, 2045

Termination of Related Transaction:    This  Confirmation   should  be  read  in
                                       conjunction with the  Confirmation  dated
                                       the date hereof between Party A and Party
                                       B  with  GSCM  Reference  No.  NUUS109IJ0
                                       (860000000) (the "Related Confirmation").
                                       Upon  the  occurrence  of  a  Termination
                                       Event  with  respect  to the  Transaction
                                       evidenced  by the  Related  Confirmation,
                                       this  Transaction   shall   automatically
                                       become an Affected Transaction.

Notional Amount:                       USD  2,125,000,  as reduced  from time to
                                       time by the aggregate amount of any Redemption Notional Amounts.

Business Days:                         New York City

Calculation Agent:                     Party A

Party B Fixed Amount:

     Party B Fixed Amount:             USD 562,500

     Party B Payment Date:             Effective Date

Party A Fixed Amounts:

     Party A Fixed Amounts:            Subject to the following two  paragraphs,
                                       the Party A Fixed  Amount  payable on any
                                       Early  Termination  Date shall  equal the
                                       Notional  Amount,  multiplied by a factor
                                       (i) the  numerator  of  which is equal to
                                       the amount of the proceeds  from the sale
                                       of the  Securities  then held by Party B,
                                       pursuant  to  Section  9.03 of the  Trust
                                       Agreement   (if   any),   and   (ii)  the
                                       denominator  of  which  is  equal  to the
                                       aggregate   principal   amount   of   the
                                       Securities then held by Party B; provided that under no circumstances shall such factor be greater than one.

                                       The Party A Fixed Amount payable on the date of any Securities Redemption related to a "tax event" or "investment company event" under the Securities shall equal the Notional Amount.

                                       The Party A Fixed  Amount  payable on the
                                       date   of   any   Securities   Redemption
                                       unrelated to a "tax event" or "investment
                                       company event" under the Securities shall
                                       equal  the  Redemption   Notional  Amount
                                       minus the  difference  of (i) the  amount
                                       paid by the issuer of the  Securities  to
                                       the   Trust  in   connection   with  such
                                       Securities Redemption (net of any accrued
                                       interest   on   the   Securities    being
                                       redeemed)    and   (ii)   the   aggregate
                                       principal amount of the Securities then held by Party B that is subject to such Securities Redemption.

     Party A Payment Dates:            Any Early  Termination Date, and the date
                                       or  dates  of any  Securities  Redemption
                                       that   does  not   result   in  an  Early
                                       Termination Date.

Additional Amounts:                    On any Party A Payment  Date  other  than
                                       the date of any Securities Redemption unrelated to a "tax event" or "investment company event" under the Securities, in consideration of the obligations of Party
                                       A hereunder, an amount (if positive) equal to (i) any amounts received by

                                       Party B as proceeds from the related sale
                                       or   redemption   (as    applicable)   of
                                       Securities  then  held by Party B,  minus
                                       (ii) the  aggregate  principal  amount of
                                       the Securities being sold or redeemed (as
                                       applicable),  minus (iii), in the case of
                                       a  Securities  Redemption,  the amount of
                                       accrued   interest,   if   any,   on  the
                                       Securities being redeemed, shall be paid by Party B to Party A.

Payments on Early Termination:         Except as specified  under "Party B Fixed
                                       Amount",  "Party  A  Fixed  Amounts"  and
                                       "Additional  Amounts"  above,  no payment
                                       shall  be  payable  in  respect  of  this
                                       Transaction by either Party in connection
                                       with   the   occurrence   of   an   Early
                                       Termination Date.

Additional Definitions:                "Securities" means the securities held by
                                       Party B as trust property pursuant to the Trust Agreement.

                                       "Securities    Redemption"    means   any
                                       redemption of the  Securities in whole or
                                       in part by the issuer thereof,  including
                                       the    scheduled    redemption   on   the
                                       Termination Date.

                                       "Redemption Notional Amount" means (i) in
                                       the event of a Securities Redemption with
                                       respect  to all of  the  Securities  then
                                       held by Party B, the Notional  Amount and
                                       (ii)  in  the   event  of  a   Securities
                                       Redemption  with respect to less than all
                                       of the  Securities  then held by Party B,
                                       an amount  equal to the (A) the  Notional
                                       Amount  (without  giving  effect  to  any
                                       reductions   after   the  date   hereof),
                                       multiplied by (B) the aggregate principal
                                       amount of Securities then held by Party B
                                       that  is  subject   to  such   Securities
                                       Redemption,    divided    by   (C)    USD
                                       26,000,000.

3.  Account Details:

Payments to Party A:

For the Account of:                    Goldman Sachs Capital Markets, L.P.
Name of Bank:                          Citibank, N.A. New York
Account No:                            40670834
ABA No:                                021000089
Inquiries                              Swap Operations
                                       Goldman Sachs Capital Markets, L.P.
                                       Telephone No.: 212-357-9775
                                       Facsimile No.: 212-902-5692

Payments to Party B:                   In  accordance  with  Party  B's  written
                                       instructions   as  set  forth   below  or
                                       otherwise delivered to Party A. Party A shall make no payments without having received (i) such written instructions and (ii) a fully executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.

For the Account of:                   Corporate Trust Services
Name of Bank:                          Wells Fargo Bank, Minneapolis, MN
Account No:                            0001038377
ABA No.:                               091000019
Attention:                             Joseph O'Donnell
Ref.:                                  PCARS Allstate Fin II Cert 2001-1
                                       (SEI#11619300)

4.  Offices:

     (i) The Office of Party A for this Transaction is 85 Broad Street, New York, New York, 10004.

     (ii) The Office of Party B for this Transaction is Wells Fargo Bank Minnesota, N.A., 213 Court Street, Suite 902, Middletown, CT 06457.

5. Party B hereby agrees (i) to check this Confirmation (Reference No. NUUS109IJ0 (860000000) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (ii) to confirm that the foregoing correctly sets forth the terms of the agreement between Party A and Party B with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

                                    Very truly yours,

                                    GOLDMAN SACHS CAPITAL MARKETS, L.P.

                                    By:   Goldman Sachs Capital Markets, L.L.C.
                                          General Partner


                                    By:            /s/ Daniel A. Ruperto
                                        ----------------------------------------
                                          Name:  Daniel A. Ruperto
                                          Title: Vice President


Agreed and Accepted By:

PUBLIC CREDIT AND REPACKAGED SECURITIES[SM] (PCARS)[SM]
TRUST SERIES 2001-1

By: Wells Fargo Bank Minnesota, National Association, as Trustee


By:      /s/ Frank McDonald
     ---------------------------------------
       Name:  Frank McDonald
       Title: Vice President

                                                       Exhibit B to Schedule III

                                                                  Execution Copy
GOLDMAN SACHS CAPITAL MARKETS, L.P. | 85 BROAD STREET | NEW YORK, NEW YORK 10004
--------------------------------------------------------------------------------
 | TEL: 212-902-1000
--------------------

  [GRAPHIC OMITTED]
                                  CONFIRMATION
DATE:       October 1, 2001

TO:         Public Credit and Repackaged Securities[SM] (PCARS)[SM] Trust Series
            2001-1

FROM:       Goldman Sachs Capital Markets, L.P.

SUBJECT:    Monthly Payment Swap Transaction

REF. NO.:   NUUS109IJ0 (860000000)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("Party A"), guaranteed by The Goldman Sachs Group, Inc., and Public Credit and Repackaged Securities[SM] (PCARS)[SM] Trust Series 2001-1 ("Party B" and, together with Party A, the "Parties"). Party B was formed pursuant to a Trust Agreement, dated as of the date hereof (the "Trust Agreement"), between Credit and Repackaging Vehicle Corporation, as depositor, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). This communication constitutes a "Confirmation" as referred to in the Swap Agreement specified below.

1. This Confirmation is subject to, and incorporates, the 2000 ISDA Definitions (the "Definitions"), published by the International Swaps and Derivatives Association, Inc. This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of the date hereof, as amended and supplemented from time to time (the "Swap Agreement") between Party A and Party
B. All provisions contained in, or incorporated by reference into, the Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation, the Definitions or the Swap Agreement, as the case may be, this Confirmation will control for purposes of the Transactions to which this Confirmation relates.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Fixed Rate Payer A:                    Party A

Fixed Rate Payer B:                    Party B

Trade Date:                            September 21, 2001

Effective Date:                        October 1, 2001

Termination Date:                      December 1, 2045

Termination of Related Transaction:    This  Confirmation   should  be  read  in
                                       conjunction with the  Confirmation  dated
                                       the date hereof between Party A and Party
                                       B  with  GSCM  Reference  No.  NUUS109Io0
                                       (860000000) (the "Related Confirmation").
                                       Upon  the  occurrence  of  a  Termination
                                       Event  with  respect  to the  Transaction
                                       evidenced  by the  Related  Confirmation,
                                       this  Transaction   shall   automatically
                                       become an Affected Transaction.

Party A Notional Amount:               USD  28,125,000,  as reduced from time to
                                       time by the aggregate amount of any Party
                                       A Redemption  Notional Amounts;  provided
                                       that  the  Party A  Notional  Amount  for
                                       purposes of determining the Party A Fixed
                                       Amount  with  respect to any  Calculation
                                       Period  during  which one or more partial
                                       Securities   Redemptions   have  occurred
                                       shall be the Party A Notional Amount on the last day of such Calculation Period, after giving effect to any reductions as a result of such Securities Redemption.

Party B Notional Amount:               USD  26,000,000,  as reduced from time to
                                       time by the aggregate amount of any Party
                                       B Redemption  Notional Amounts;  provided
                                       that  the  Party B  Notional  Amount  for
                                       purposes of determining the Party B Fixed
                                       Amount  with  respect to any  Calculation
                                       Period  during  which one or more partial
                                       Securities   Redemptions   have  occurred
                                       shall be the Party B Notional Amount on the last day of such Calculation Period, after giving effect to any reductions as a result of such Securities Redemption.

Business Days:                         New York City

Calculation Agent:                     Party A

Fixed Rate Day Count Fraction:         30/360

Party B Fixed Amounts:

Calculation Period for the first       The  Calculation  Period with  respect to
Party B Payment Date:                  the  first  Party B  Payment  Date  shall
                                       commence on, and include, June 1, 2001.

Party B Fixed Rate:                    7.83%

Party B Payment Dates:                 Subject to the following two  paragraphs,
                                       each June 1 and  December  1,  subject to
                                       adjustment   in   accordance   with   the
                                       Following Business Day Convention.

                                       If  any   payment  of   interest  on  the
                                       Securities is not received in full by the
                                       Trustee  by 12 noon (New York City  time)
                                       on any  day  that  would  otherwise  be a
                                       Party  B  Payment  Date,   such  Party  B
                                       Payment  Date  shall not occur  until the
                                       next   Business   Day  that  the  Trustee
                                       receives  such  payment  by 12 noon  (New
                                       York City time), with no adjustment to the Party B Fixed Amount payable in respect of such Party B Payment Date.

                                       No  Party  B  Payment  Date  shall  occur
                                       during any  Securities  Deferral  Period;
                                       provided that the aggregate amount of all
                                       Party  B   Fixed   Amounts   that   would
                                       otherwise  have  become due  during  such
                                       Securities  Deferral  Period shall become
                                       due on the  first  Party B  Payment  Date
                                       after the  termination of such Securities
                                       Deferral  Period,  with  interest on each
                                       such Party B Fixed  Amount at the Party B
                                       Fixed Rate from and including the Party B
                                       Payment  Date on which such amount  would
                                       otherwise   have   become   due   to  but
                                       excluding  the  Party B  Payment  Date on
                                       which  such  amount  is  actually   paid,
                                       compounded semi-annually.

Party B Period End Dates:              No Adjustment.

Party A Fixed Amounts:

Party A Fixed Rate:                    7.15%

Party A Payment Dates:                 Subject to the following two  paragraphs,
                                       the first day of each  month,  commencing
                                       on   November   1,   2001,   subject   to
                                       adjustment   in   accordance   with   the
                                       Following Business Day Convention.

                                       If  any   payment  of   interest  on  the
                                       Securities is not received in full by the
                                       Trustee  by 12 noon (New York City  time)
                                       on any  day  that  would  otherwise  be a
                                       Party  A  Payment  Date,   such  Party  A
                                       Payment  Date  shall not occur  until the
                                       next   Business   Day  that  the  Trustee
                                       receives  such  payment  by 12 noon  (New
                                       York City time), with no adjustment to the Party A Fixed Amount payable in respect of such Party A Payment Date.

                                       No  Party  A  Payment  Date  shall  occur
                                       during any  Securities  Deferral  Period;
                                       provided that the aggregate amount of all
                                       Party  A   Fixed   Amounts   that   would
                                       otherwise  have  become due  during  such
                                       Securities  Deferral  Period shall become
                                       due on the  first  Party A  Payment  Date
                                       after the  termination of such Securities
                                       Deferral  Period,  with  interest on each
                                       such Party A Fixed  Amount at the Party A
                                       Fixed Rate from and including the Party A
                                       Payment  Date on which such amount  would
                                       otherwise   have   become   due   to  but
                                       excluding  the  Party A  Payment  Date on
                                       which  such  amount  is  actually   paid,
                                       compounded monthly.

Party A Period End Dates:              No Adjustment.

Alternative Settlement:

Alternative Payment Dates:             Upon  the   occurrence  of  a  Securities
                                       Redemption,   Alternative  Payment  Dates
                                       with  respect  to the  Alternative  Fixed
                                       Amounts specified below shall occur with respect to both Parties, whether or not the date of such occurrence is otherwise a Payment Date with respect to either
                                       Party.

Alternative Period End Dates:          No Adjustment.

Alternative Fixed Amounts:             On  any  Alternative  Payment  Date,  the
                                       Party A Fixed  Amount  and  Party B Fixed
                                       Amount shall be  calculated  by replacing
                                       the  Party A  Notional  Amount or Party B
                                       Notional Amount (as applicable)  with the
                                       relevant  Party  A  Redemption   Notional
                                       Amount  or  Party B  Redemption  Notional
                                       Amount    (as    applicable).    If   any
                                       Alternative Payment Date falls on a Party
                                       A Payment Date, (i) the Alternative Fixed
                                       Amounts payable with respect to the Party
                                       A Redemption Notional Amount or the Party
                                       B   Redemption    Notional   Amount   (as
                                       applicable)  shall be  calculated  in the
                                       manner   specified  in  the   immediately
                                       preceding    sentence    and   (ii)   the
                                       Alternative  Fixed  Amounts  payable with
                                       respect to the Party A Notional Amount or
                                       Party B Notional  Amount (as  applicable)
                                       as  reduced  by such  Party A  Redemption
                                       Notional  Amount  or  Party B  Redemption
                                       Notional Amount (as applicable)  shall be
                                       determined   in  the   manner   otherwise
                                       provided in this Confirmation.

Payments on Early Termination:         Unless an Early  Termination  Date occurs
                                       on any  Party B  Payment  Date (in  which
                                       case the applicable  Party B Fixed Amount
                                       shall be paid as  specified  above),  the
                                       only  amount  payable  in respect of this
                                       Transaction   in   connection   with  the
                                       occurrence of an Early  Termination  Date
                                       shall be the aggregate amount of interest
                                       at the Party B Fixed Rate  accrued on the
                                       Party  B   Notional   Amount   from   and
                                       including the most recent Party A Payment
                                       Date   to   but   excluding   the   Early
                                       Termination Date, which amount shall be paid by Party B to Party A.

Additional Definitions:                "Securities" means the securities held by
                                       Party B as trust property pursuant to the Trust Agreement.

                                       "Securities Deferral Period" means any period during which interest payments on the

                                       Securities are deferred in accordance with the terms thereof.

                                       "Securities    Redemption"    means   any
                                       redemption of the Securities in whole or in part by the issuer thereof.

                                       "Party  B  Redemption   Notional  Amount"
                                       means,  with  respect  to any  Securities
                                       Redemption, the pro rata share of the Party B Notional Amount corresponding to the pro rata share of the aggregate principal amount of the Securities held by Party B immediately prior to such Securities Redemption that is subject to such Securities Redemption.

                                       "Party  A  Redemption   Notional  Amount"
                                       means,  with  respect  to any  Securities
                                       Redemption,  the pro  rata  share  of the
                                       Party A Notional Amount that  corresponds
                                       to the  pro  rata  share  of the  Party B
                                       Notional  Amount  that   constitutes  the
                                       Party B Redemption Notional Amount with respect to such Securities Redemption.

3.  Account Details:

Payments to Party A:

For the Account of:                    Goldman Sachs Capital Markets, L.P.
Name of Bank:                          Citibank, N.A. New York
Account No:                            40670834
ABA No:                                021000089
Inquiries:                             Swap Operations
                                       Goldman Sachs Capital Markets, L.P.
                                       Telephone No.: 212-357-9775
                                       Facsimile No.: 212-902-5692

Payments to Party B:                   In  accordance  with  Party  B's  written
                                       instructions   as  set  forth   below  or
                                       otherwise delivered to Party A. Party A shall make no payments without having received (i) such written instructions and (ii) a fully executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.

For the Account of:                    Corporate Trust Services
Name of Bank:                          Wells Fargo Bank, Minneapolis, MN
Account No:                            0001038377
ABA No.:                               091000019
Attention:                             Joseph O'Donnell
Ref.:                                  PCARS Allstate Fin II Cert 2001-1
                                       (SEI#11619300)

4.  Offices:

     (i) The Office of Party A for this Transaction is 85 Broad Street, New York, New York, 10004.

     (ii) The Office of Party B for this Transaction is Wells Fargo Bank Minnesota, N.A., 213 Court Street, Suite 902, Middletown, CT 06457.

5. Party B hereby agrees (i) to check this Confirmation (Reference No. NUUS109Io0 (860000000) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (ii) to confirm that the foregoing correctly sets forth the terms of the agreement between Party A and Party B with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

                                    Very truly yours,

                                    GOLDMAN SACHS CAPITAL MARKETS, L.P.

                                    By:    Goldman Sachs Capital Markets, L.L.C.
                                           General Partner


                                    By:             /s/ Daniel A. Ruperto
                                         ---------------------------------------
                                           Name:  Daniel A. Ruperto
                                           Title: Vice President


Agreed and Accepted By:

PUBLIC CREDIT AND REPACKAGED SECURITIES[SM] (PCARS)[SM]
TRUST SERIES 2001-1

By: Wells Fargo Bank Minnesota, National Association, as Trustee


By:            /s/ Frank McDonald
     ---------------------------------------------
       Name:  Frank McDonald
       Title: Vice President